                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported):  April 6, 1999
                                                          -------------


                                MATRITECH, INC.
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
           --------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

               0-12128                                   04-2985132
          -----------------------              --------------------------------
          (Commission File Number)             (IRS Employer Identification No.)


             330 Nevada Street, Newton, Massachusetts    02460  USA
           --------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)


              Registrant's telephone number, including area code:


                                (617) 928-0820
                                --------------



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ITEM 5.  OTHER EVENTS.

     Private Placement
     -----------------

     On April 6, 1999, the Registrant completed a private placement of 3,094,965 shares of Common Stock for an aggregate selling price of approximately $4,000,000. The Registrant will receive net proceeds of approximately $3,940,000 after deducting the estimated fees and expenses associated with the transaction.

     These securities were offered and sold only to "accredited investors" (as defined in Regulation D).

     In connection with the transaction, the Registrant agreed to file, within 30 days after April 6, 1999, a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of Common Stock issued in connection with the private placement and to use its best efforts to cause the registration statement to become effective.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

(c) Exhibits

4.1 Form of Subscription Agreement dated March 10, 1999 by and between Matritech, Inc. and certain investors (filed as Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MATRITECH, INC.


April 6, 1999                          By:  /s/ Stephen D. Chubb
                                            -------------------------
                                            Name:   Stephen D. Chubb
                                            Title:  Chairman, Director and
                                                    Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX

Exhibit Number      Description

4.1 Form of Subscription Agreement dated March 10, 1999 by and between Matritech, Inc. and certain investors (filed as Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

                                       4